DOCUMENT 1

BlackBerry

Have questions about this notice? Call the Toll Free Number below or scan the QR code to find out more

Toll Free – 1-866 964-0492

www.computershare.com/noticeandaccess

Notice of Availability of Proxy Materials for BLACKBERRY LIMITED Annual and Special Meeting

Meeting Date and Location:

When: June 24, 2019
10:00 am (Eastern Time)

Where: Main Hall, BlackBerry C
2240 University Avenue East, Waterloo, Ontario, N2K 0A9

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Canadian securities regulators have adopted rules which allow BlackBerry Limited (the "**Company**") to post its information circular (the "**Circular**") for its 2019 annual and special meeting of shareholders (the "**Meeting**") online rather than mailing the Circular to shareholders. Pursuant to these rules, known as "notice–and–access", the Company is permitted, as an alternative to sending the Circular to shareholders, to provide shareholders with a notice containing, among other things, (1) information about how to access the Circular online, (2) directions on how to obtain a paper copy of the Circular and (3) information on how to vote their shares.

This notice (the "**Notice**") is being sent to you pursuant to the "notice–and–access" rules. This Notice provides the information described above as well as a brief description of the items to be voted on at the Meeting. Also enclosed with this letter is a Voting Instruction Form or Proxy that you can use to vote your common shares of the Company ("**Common Shares**"). Please see "Voting" below for more information on voting.

We remind you to access and review all of the important information contained in the Circular and other proxy materials before voting.

The Circular and other relevant materials are available at:

www.envisionreports.com/BlackBerry2019

OR

www.sedar.com

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How to Obtain Paper Copies of the Proxy Materials

Securityholders may request to receive paper copies of the current meeting materials by mail at no cost. Requests for paper copies may be made using your Control Number as it appears on your enclosed Voting Instruction Form or Proxy. To ensure you receive the materials in advance of the voting deadline and meeting date, all requests must be received no later than June 14, 2019. If you do request the current materials, please note that another Voting Instruction Form/Proxy will not be sent; please retain your current one for voting purposes.

For Holders with a 15 digit Control Number:

Request materials by calling Toll Free, within North America - 1-866-962-0498 or direct, from Outside of North America - (514) 982-8716 and entering your control number as indicated on your Voting Instruction Form or Proxy.

To obtain paper copies of the materials after the meeting date, please contact 1-519-888-7465 ext. 75950

For Holders with a 16 digit Control Number:

Request materials by calling Toll Free, within North America 1-877-907-7643 and entering your control number as indicated on your Voting Instruction Form.

To obtain paper copies of the materials after the meeting date, please contact 1-519-888-7465 ext. 75950

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Securityholder Meeting Notice The resolutions to be voted on at the Meeting are listed below along with the sections within the Circular where disclosure regarding the matter can be found. 1. Election of Directors - Section in Information Circular: Business to be Transacted at the Meeting - Election of Directors 2. Appointment of Auditors - Section in Information Circular: Business to be Transacted at the Meeting - Re-appointment of Independent Auditors and Authorization of Directors to Fix the Auditors’ Remuneration 3. Approval of Unallocated Entitlements Under the Equity Incentive Plan - Section in the Information Circular: Business to be Transacted at the Meeting - Approval of Unallocated Entitlements Under the Equity Incentive Plan 4. Advisory Vote on Executive Compensation - Section in the Information Circular: Business to be Transacted at the Meeting - Advisory Vote on Executive Compensation Fold Voting PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. You may vote your Common Shares online, by phone or by mail. Please refer to the directions on your Voting Instruction Form or Proxy for instructions on how to vote using these methods. You may also vote in person by following the instructions on your Voting Instruction Form or Proxy and in the section of the Circular titled “Questions and Answers on Voting Rights and Solicitation of Proxies”. Note that many intermediaries require Voting Instruction Forms to be returned one business day prior to the date on which proxies must be deposited with Computershare Investor Services Inc., which is Friday, June 21, 2019, or at least 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed Meeting. To ensure that you have the necessary information about the matters to be voted on at the Meeting, you should review the Circular before casting your vote. For further information on voting your Common Shares, including voting in person, at the Meeting, please see the “Questions and Answers on Voting Rights and Solicitation of Proxies” section of the Circular. PLEASE VIEW THE INFORMATION CIRCULAR PRIOR TO VOTING Fold Annual Financial statement delivery • Only Registered and Beneficial holders who opted to receive one 01IE1B